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                                                                    EXHIBIT 23.5

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


    We hereby consent to the use of our opinion letter dated July 30, 2000 to the Board of Directors of FPL Group, Inc. as Annex B to the joint proxy statement/prospectus which forms a part of Amendment No. 2 to the Registration Statement No. 333-44522 on Form S-4 relating to the proposed business combination involving FPL Group, Inc. and Entergy Corporation, and to the references to such opinion in such joint proxy statement/prospectus under the caption "THE MERGER--Opinion of FPL Group's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



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
                                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED

                                                       By:  /s/ THOMAS GERLACHER
                                                            -----------------------------------------
                                                            Name: Thomas Gerlacher
                                                            Title: Vice President, Investment Banking
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New York, New York
November 3, 2000